EXHIBIT 99.2

INSTRUCTIONS FOR USE OF 1st UNITED BANCORP
SUBSCRIPTION RIGHTS CERTIFICATE

Consult 1st United Bancorp, Your Bank or Broker as to Any Questions

          The following instructions relate to a rights offering (the “Rights Offering”) by 1st United Bancorp, Inc., a Florida corporation (the “Company”), to the holders of record (“Recordholders”) of its Common Stock, par value $0.01 per share (“Common Stock”), as of the close of business on [_________], 2008 (the “Record Date”), as described in the Company’s Prospectus dated [__________], 2008 (the “Prospectus”). Recordholders on the Record Date are receiving subscription rights (the “Rights”) to subscribe for and purchase shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”).

          Recordholders of our Common Stock will receive [fractional rights] Rights for every one share of Common Stock held on the Record Date.

          The Rights will expire, if not exercised, at 5:00 p.m., Eastern time, on [________], 2008, (the “Expiration Time”). The Company may, in its sole discretion, terminate the Rights Offering at any time prior to the Expiration Time. After the Expiration Time, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company (the “Subscription Agent”) after the Expiration Time, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Rights will be evidenced by a nontransferable Subscription Rights Certificate (the “Subscription Rights Certificate”).

          Each whole Right will entitle its holder, to subscribe for one share of Common Stock (the “Basic Subscription Right”). The subscription price (the “Subscription Price”) for the Common Stock is [$_______] per share.

          In addition, each holder of Rights who exercises his or her Basic Subscription Right in full will be eligible to subscribe (the “Oversubscription Right”) at the Subscription Price for shares of the Common Stock that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Right (the “Excess Shares”), subject to availability, proration, and limitations as described below.

          You, together with certain affiliates, may not exercise subscription rights (including oversubscriptions) to purchase more than 400,000 shares of our Common Stock in the Rights Offering.

          We will allocate the Excess Shares pro rata, after eliminating all fractional shares, among those oversubscribing rightsholders. “Pro rata” means allocating the Excess Shares requested by each oversubscribing shareholder by multiplying the number of shares requested (up to a maximum of 400,000 shares less shares acquired through the exercise of their Basic Subscription Rights) by a fraction that equals (x) the number of shares available to be issued through oversubscription rights divided by (y) the total number of shares requested by all subscribers (reducing each subscriber’s request to the 400,000 share limit) through the exercise of their oversubscription rights. In the event that such pro rata calculation would result in fractional shares for one or more oversubscribing rightsholder, we will round down to the nearest whole share number the number of shares available to such oversubscribing rightsholders.

          The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Subscription Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided pursuant to the procedures described in the Prospectus.

          Your Subscription Rights Certificate, or Notice of Guaranteed Delivery, and Subscription Price payment, including final clearance of any checks, must be received by the Subscription Agent, on or before 5:00 p.m., Eastern Time, on [_________], 2008. Once you have exercised the Basic Subscription Right or the Oversubscription Right, you may not revoke your exercise. Rights not exercised prior to the Expiration Time will expire.

1.	METHOD OF SUBSCRIPTION — EXERCISE OF RIGHTS

          To exercise Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right, to the Subscription Agent, on or prior to 5:00 p.m., Eastern Time, on [__________], 2008. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of shares of Common Stock being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent, or (b) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at [______________________] (the “Subscription Account”). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. You must confirm receipt of the wire transfer by calling the Subscription Agent at (877) 248-6417 by hand or overnight . Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order, or (iii) receipt of collected funds in the Subscription Account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, rightsholders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier’s check, money order, or wire transfer of funds.

          The Subscription Rights Certificate and payment of the Subscription Price, or, if applicable, Notice of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

By Mail or Overnight Courier:	By Hand:

1st United Bancorp, Inc.	1st United Bancorp, Inc.
c/o American Stock Transfer & Trust Company LLC	c/o American Stock Transfer & Trust Company LLC
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane, Plaza Level
6201 15th Avenue	New York, NY 10038
Brooklyn, NY 11219	Tel: (877) 248-6417
Tel: (877) 248-6417

Delivery other than in the manner or to the address listed above does not constitute valid delivery. For further assistance, please call the Subscription Agent.

          If you have questions or need assistance about the procedure for exercising your rights, including the procedure if you have lost your rights certificate, please contact Georgeson, Inc., which is acting as our information agent, at:

Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038

Banks and brokerage firms, please call (212) 440-9800.
All others, please call toll-free (888) 679-2873.

You may also contact John Marino, our President and Chief Financial Officer, at 561-362-3435 from 9:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, if you have any questions.

          By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Subscription Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the “Notice of Guaranteed Delivery”), from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association, or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), to be received by the Subscription Agent on or prior to the Expiration Time together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Subscription Rights Certificate held by you, the number of shares of Common Stock being subscribed for pursuant to your Basic Subscription Right and the number of shares of Common Stock, if any, being subscribed for pursuant to the Oversubscription Right, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Subscription Rights Certificate evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Subscription Rights Certificate evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as the Subscription Rights Certificate at the address set forth above, or may be transmitted by an Eligible Institution to the Subscription Agent by facsimile transmission (Facsimile No. (718) 234-5001). To confirm facsimile deliveries, eligible institutions may call the Subscription Agent at (877) 248-6417. Our information agent, Georgeson, Inc., will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. Banks and brokerage firms should call Georgeson, Inc. at (212) 440-9800 to request additional copies of the form of Notice of Guaranteed Delivery. All other persons should call toll-free at (888) 679-2873.

          Banks, brokers, and other nominee holders of Rights who exercise the Basic Subscription Right and the Oversubscription Right on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Right, as to the aggregate number of Rights that have been exercised and the number of shares of Common Stock that are being subscribed for pursuant to the Oversubscription Right, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more shares are subscribed for pursuant to the Oversubscription Right than are available for sale, the Excess Shares will be allocated, as described above.

          You will not be permitted to purchase fractional shares of Common Stock pursuant to the exercise of Rights. We will accept any inadvertent subscription indicating a purchase of fractional shares by rounding down to the nearest whole share number and, as soon as practicable, refunding without interest any payment received for a fractional share.

          If the aggregate Subscription Price paid by you is insufficient to purchase the number of Common Stock subscribed for, or if no number of shares of Common Stock to be purchased is specified, then you will be deemed to have exercised the Basic Subscription Right to purchase Common Stock to the fullest extent of the payment tendered.

          If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of shares of Common Stock for which you have indicated an intention to subscribe (such excess being the “Subscription Excess”), then you will be deemed to have exercised the Oversubscription Right to the fullest extent of the excess payment tendered, to purchase, to the extent available, that number of shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.

2.	ISSUANCE OF COMMON STOCK

          The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate unless you provide instructions to the contrary in your Subscription Rights Certificate.

                    (a)          Basic Subscription Right. As soon as practicable after the Expiration Time and the valid exercise of Rights, the Subscription Agent will mail to each exercising Recordholder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Right, rounded down to the nearest whole share number. See “The Rights Offering — Basic Subscription Right” in the Prospectus.

                    (b)          Oversubscription Right. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to exercising Recordholder who validly exercises the Oversubscription Right certificates representing the number of shares of Common Stock, if any, allocated to such Recordholder pursuant to the Oversubscription Right, rounded down to the nearest whole share number. See “The Rights Offering — Oversubscription Right” in the Prospectus.

                    (c)          Excess Cash Payments. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rightsholder who exercises the Oversubscription Right any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rightsholder but not allocated to such Rightsholder pursuant to the Oversubscription Right.

3.	SALE OR TRANSFER OF RIGHTS

          The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer, or assign your rights to anyone.

4.	EXECUTION

                    (a)          Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

                    (b)          Execution by Person Other than Registered Holder. If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

                    (c)          Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

5.	METHOD OF DELIVERY TO SUBSCRIPTION AGENT

          The method of delivery of Subscription Rights Certificate and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rightsholder, but, if sent by mail, it is recommended that such notice and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., Eastern Time, on [__________], 2008. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check, money order, or wire transfer of funds.

6.	SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY

          In the case of Rights that are held of record through The Depository Trust Company (“DTC”), exercises of the Basic Subscription Right and of the Oversubscription Right may be effected by instructing DTC to transfer Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised subscribed for pursuant to the Basic Subscription Right and the number of Unsubscribed Shares subscribed for pursuant to the Oversubscription Right by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right.

EXHIBIT 99.2

EXHIBIT A

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATE ISSUED
BY 1st UNITED BANCORP, INC.

          This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated [__________], 2008 (the “Prospectus”) of 1st United Bancorp, Inc., a Florida corporation (the “Company”), if a holder of Rights cannot deliver the notice evidencing the Rights (the “Subscription Rights Certificate”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern Time, on [____________], 2008 (the “Expiration Time”). Such form must be delivered by hand, first class mail or overnight courier, or if sent by an Eligible Institution, facsimile transmission, to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See “The Rights Offering — Subscription Agent” in the Prospectus. Payment of the Subscription Price of [$____] per share for each share of the Company’s Common Stock, par value $0.01 (“Common Stock”), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in “The Rights Offering — Payment Method” in the Prospectus at or prior to the Expiration Time even if the Subscription Rights Certificate evidencing such Rights is being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering – Guaranteed Delivery Procedures” in the Prospectus.

The Subscription Agent is:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail, or Overnight Courier:
1st United Bancorp, Inc.
c/o American Stock Transfer & Trust Company LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, NY 11219

By Hand:
1st United Bancorp, Inc.
c/o American Stock Transfer & Trust Company LLC
Attn: Reorganization Department
59 Maiden Lane, Plaza Level
New York, NY 10038

Facsimile Number: (718) 234-5001
Confirmation Telephone Number: (877) 248-6417 or (718) 921-8317

          DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Questions may be answered by, and additional copies of relevant documents may be obtained by, contacting Georgeson, Inc., which is acting as our information agent, at:

Georgeson, Inc.
199 Water Street, 26th Floor
New York, NY 10038

Banks and brokerage firms, please call (212) 440-9800.
All others, please call toll-free (888) 679-2873.

You may also contact John Marino, our President and Chief Financial Officer, at 561-362-3435 from 9:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, if you have any questions.

Ladies and Gentlemen:

          The undersigned hereby represents that the undersigned is the holder of a Subscription Rights Certificate representing _________________ Rights and that such Subscription Rights Certificate cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on [____________], 2008 (the “Expiration Time”). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for ____________ share(s) of Common Stock with respect to the Rights represented by such Subscription Rights Certificate and (ii) the Oversubscription Right relating to such Rights, to the extent that shares that are not otherwise purchased pursuant to the exercise of the Basic Subscription Rights (the “Excess Shares”) are available therefor, up to ___________ Excess Shares, subject to availability, proration, and limitation, as described in the Prospectus.

          The undersigned understands that payment of the Subscription Price of [$_____] per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $___________, either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith;

or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

	☐	Wire transfer of funds
Name of transferor institution: __________________________________
Date of transfer: _____________________________________________
Confirmation number (if available): _____________________________

☐

Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

	☐	Certified check

	☐	Bank draft (cashier’s check)

	☐	Money order
Name of maker: _______________________________________________
Date of check, draft or money order: _______________________________
Check, draft or money order number: ______________________________
Bank or other institution on which check is drawn or issuer of money order:
_____________________________________________________________

Signature(s):

Print or type name:	Print or type name:

Address:	Address:

Telephone No.	Telephone No.

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

          The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

          The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate to the Subscription Agent within the time period shown in the Prospectus of 1st United Bancorp, Inc., dated [_________], 2008. Failure to do so could result in a financial loss to such institution.